CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation of our report dated January 11, 1996 appearing in the Annual Report on Form 10-K of ASHA Corporation for the fiscal year ended September 30, 1995, in the following registration Statements on Form S-8:

     SEC File No.             Name of Plan                 Date of Filing

      33-76908           1993 Stock Option Plan            March 25, 1994
      33-81688           Consulting Agreement Shares       July 18, 1994
      33-93678           1994 Stock Option Plan            June 20, 1995

                                     MCDIRMID, MIKKELSEN & SECREST, P.S.

                                     /s/ McDirmid, Mikkelsen & Secrest, P.S.
February 6, 1996